EXHIBIT 2.1


                          SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT is made this 12th day of February 2003, by and among WENTWORTH III, INC., a Delaware corporation having its principal place of business at 650 South Cherry Street, Suite 420, Denver, Colorado 80246 ("Wentworth"), WHITCO COMPANY, L.L.P., a Texas limited liability partnership having its principal place of business at 6777 Camp Bowie Boulevard, Suite 233, Forth Worth, Texas 76116 ("Whitco") and the partners of Whitco listed on Annex A hereto (the "Whitco Partners").

     WHEREAS, Whitco has issued and outstanding an aggregate of 892.82 limited liability partnership units ("LLP Units") and 241.3485 options to purchase limited liability partnership units, which such options are granted but unexercised, to certain of its officers and employees ("Option Units") (the LLP Units and Option Units are referred to collectively herein as the "Units"); and

     WHEREAS, Wentworth is authorized to issue 40,000,000 shares of common stock, par value $.01 per share (the "Wentworth Common Stock") of which 200,000 shares (the "Issued Wentworth Shares") are issued and outstanding and 10,000,000 shares of preferred stock, par value $.01 share (the "Wentworth Preferred Stock"), of which no shares are issued or outstanding. The Wentworth Common Stock and the Wentworth Preferred Stock are referred to collectively herein as the "Wentworth Shares"; and

     WHEREAS, Wentworth, Whitco and the Whitco Partners desire to effect the exchange of all of the Units for shares of authorized, but unissued Wentworth Common Stock (the "Wentworth Exchange Shares"), upon the terms and subject to the conditions set forth in this Agreement (the "Security Exchange"); and

     WHEREAS, upon the issuance thereof, the Wentworth Exchange Shares will constitute not less than 80% of the issued and outstanding capital stock of Wentworth; and

     WHEREAS, it is contemplated that Whitco will become a subsidiary of Wentworth; and

     WHEREAS, the parties to this Agreement intend and desire that the Security Exchange shall constitute a tax-free reorganization within the meaning of
Section  351  of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, none of the parties to this Agreement has either requested or obtained, nor will they request, a private letter ruling from the Internal Revenue Service or any opinion of counsel to the effect that the Security Exchange will constitute a tax-free reorganization within the meaning of Section 351 of the Code; and

     WHEREAS, the Whitco Partners recognize and acknowledge that, in light of the foregoing, there can be no assurance from Wentworth or Whitco, nor is any assurance intended, that the Security Exchange will constitute a tax-free


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reorganization under Section 351 of the Code and that they must consult with and rely upon their own advisors for advice regarding the tax consequences of the Security Exchange; and

     WHEREAS, the Board of Directors of Wentworth and the partners of Whitco (together with Wentworth, the "Companies") deem it advisable and generally to the advantage and welfare of each of the respective Companies, and their respective shareholders and partners, that the Security Exchange be effected under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

     1. Votes on Security Exchange and Related Matters. Whitco shall, as soon as
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practicable  but  prior  to  Closing (as defined below) (i) cause a special meeting of its partners to be called to consider and vote upon the Security Exchange on the terms and conditions hereinafter set forth, or (ii) obtain written consent of such partners as is necessary to approve the Security Exchange. If the Security Exchange is approved in accordance with applicable law, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "Closing") and all documents or instruments deemed necessary or appropriate by the parties hereto to effect the Security Exchange, shall be executed as promptly as possible thereafter. The time when the Security Exchange becomes effective is referred to herein as the "Effective Time."

     2.  Representations, Warranties and Covenants of Whitco. Whitco represents,
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warrants  and  covenants  as  follows,  except  to  the  extent set forth on the schedule  of exceptions in the form of Schedule A annexed hereto and made a part
                                       ----------
hereof, with such exceptions to apply solely to the representation as to which they are scheduled, except to the extent otherwise specifically cross-referenced:

          2.1 Organization; Capitalization. Whitco is, and on the effective date
              -----------------------------
of the Security Exchange (the "Effective Date") will be, a duly organized and a validly existing limited partnership in good standing under the laws of its state of formation, and has all requisite corporate power and authority to own its properties and operate its business as presently conducted. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, only the Units, all of which are, and on the Effective Date will be, duly authorized and validly issued. Other than the Option Units, there are, and on the Effective Date there will be, no outstanding rights, options or warrants to purchase any equity interest in Whitco, including but not limited to any partnership units of Whitco, and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for partnership units of Whitco. The LLP Units have been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states. In the event any of the Option Units are exercised prior to the Effective Date, such units shall be issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

          2.2  Authority.  Whitco  and  the Whitco Partners each has, and on the
              ---------
Effective  Date will have, full power and authority to enter into this Agreement

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and, subject to any required partner or other third party approval in accordance with the laws of the State of Texas or such other state as to which Whitco may be subject as a result of any agreement pursuant to which third party approval is required, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by all requisite corporate action on the part of Whitco and, prior to the Closing, by the other Whitco Partners whose consent is required under applicable law and the Amendment and Restatement of Partnership Agreement of Whitco, dated as of the Effective Date (the "Partnership Agreement").

          2.3  Binding  Agreement.  This  Agreement  has  been duly executed and
               -----------------
delivered by Whitco and constitutes the legal, valid and binding obligation of Whitco and the Whitco Partners, enforceable against them in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.4  No Conflicts. The execution and delivery by Whitco and the Whitco
               ------------
Partners of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Whitco and the Whitco Partners will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Whitco or any Whitco Partner is now a party or by which it or any of its assets or properties are bound; (ii) Whitco's Certificate of Limited Partnership or Partnership Agreement; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Whitco, any of the Whitco Partners or any of Whitco's business or properties wherein such breach could have a material adverse effect on Whitco or any of its business or properties.

          2.5 Subsidiaries. Whitco does not have, and on the Effective Date will
             ------------
not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

          2.6  Foreign Qualifications. Whitco is, and on the Effective Date will
             ----------------------
be, qualified or licensed as a foreign limited partnership in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not be reasonably expected to have a material adverse effect on the business of Whitco. The business of Whitco does not require it to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

          2.7 Financial Statements. All financial statement of Whitco previously
              --------------------
delivered to Wentworth (the "Financial Statements") fairly present in all material respects the financial position, results of operations and other information purported to be shown therein of Whitco, at the dates and for the respective periods to which they apply. All such Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and have been adjusted for all normal and recurring accruals and are incorporated herein by reference.

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          2.8  Material Adverse Change. There has not been, and on the Effective
               -----------------------
Date there will not have been in the aggregate, any material adverse change in the condition, financial or otherwise, of Whitco from that set forth in the Financial Statements.

          2.9  Ordinary Course of Business. Except for transactions occurring in
               ---------------------------
the ordinary course of business, there has not been, and on the Effective Date there will not have been, any single transaction involving Whitco since September 30, 2002 in an amount in excess of $100,000.

          2.10  Liabilities;  Claims.  There are, and on the Effective Date will
               -------------------
be, no liabilities (including, but not limited to, tax liabilities) or claims against Whitco (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business since September 30, 2002, (ii) taxes accrued on earnings since September 30, 2002 which are not yet due or payable, or (iii) liabilities which in the aggregate do not exceed $50,000.

          2.11 Tax Returns. All federal, state, county and local income, excise,
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property and other tax returns required to be filed by Whitco have been filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the Financial Statements. The federal income tax returns and state and foreign income tax returns of Whitco have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Whitco or any of its operations or businesses. There are no pending, or to the knowledge of Whitco, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Whitco, threatened, tax examinations by any taxing authorities. Whitco has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Whitco for any year.

          2.12  Title  to  Assets.  Except  as  provided  for  in  the Financial
                ---------------
Statements, Whitco, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment and other assets owned by Whitco, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature. Whitco is the owner of its inventory as set forth in the Financial
Statements  and  has  good  and  marketable  title  thereto.

          2.13  Accounts Receivable. The accounts receivable as set forth in the
                -------------------
Financial Statements represent amounts due for goods sold or services rendered by Whitco in the ordinary course of business and, except as reserved for in the Financial Statements, Whitco believes are collectable in the ordinary course of business.

          2.14  Material  Contracts.  A  copy  (or  summary  if  oral)  of  all
                ------------------
agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which Whitco is or on the Effective Date will be, a party, or from which Whitco will receive substantial benefits and which are material to Whitco (collectively, "Whitco Contracts"), have been or will be delivered to Wentworth or its counsel. Any Whitco Contracts entered into between the date


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

hereof and the Effective Date will be delivered to Wentworth or its counsel prior to Closing. Whitco is not now, nor will it be on the Effective Date, in material default under any Whitco Contract and to the knowledge of Whitco no other party to any Whitco Contract is in material default thereunder. Each Whitco Contract is a legal, valid and binding obligation of Whitco, enforceable against it in accordance with their respective terms. The validity and enforceability of, and rights of Whitco contained in, each such Whitco Contract shall not be adversely effected by the Security Exchange or the transactions contemplated hereby or any actions taken in furtherance hereof.

     2.15 Legal Proceedings. There are, and on the Effective Date there will be,
          -----------------
no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to Whitco's knowledge, threatened, involving Whitco, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of Whitco's business or authority to conduct such business in any jurisdiction or could result in the payment by Whitco of more than $100,000, or challenging the validity or propriety of the transactions contemplated by this Agreement. Whitco is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Whitco.

     2.16  Certain  Transactions.  Since September 30, 2002 there have been, and
           --------------------
through the Effective Date there will be: (i) no bonuses or extraordinary compensation paid to any of the officers or partners of Whitco, (ii) no loans made to or any other transactions with any of the officers or partners of Whitco or their families and (iii) no dividends or other distributions declared or paid by Whitco, except those distributions made to partners for federal income tax purposes.

     2.17 Insurance. Whitco has, and on the Effective Date will have, maintained
          ---------
casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to Whitco, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been made available to Wentworth. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and Whitco has not received any notice of cancellation of any such policies.

     2.18  Intellectual  Property.  Whitco  has,  and on the Effective Date will
           ---------------------
have, no patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations or applications, or other intellectual property. Whitco does not have knowledge of any infringements by it of any third party's intellectual property.

     2.19 Compliance with Laws. Since its acquisition in June, 2000, Whitco has,
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and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property.


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     2.20  Related  Party  Contracts. There are, and on the Effective Date there
           -----------------------
will be, no loans, leases or other Whitco Contracts outstanding between Whitco and any of its officers, partners, any holders of more than five percent (5%) or more of the Units or any person related to or affiliated with any such officers or directors or holders of more than five percent (5%) or more of the Units.

     2.21 Officer and Director Information. Since its acquisition in June, 2000,
          --------------------------------
neither Whitco nor any of its officers or partners, nor any person intended upon consummation of the Security Exchange to be nominated by Whitco to become an officer or director of Wentworth or any successor entity or subsidiary, has been the subject of:

          (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Whitco or such person, or any partnership in which Whitco or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which Whitco or any such person was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Whitco or any such person from, or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii)  Engaging  in  any  type  of  business  practice;  or

               (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

          (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Whitco or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

          (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have

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     violated  any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

          (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "Bad Events."

     2.22  Benefit  Plans. Whitco does not have any pension plan, profit sharing
           --------------
or similar employee benefit plan other than its 401(k) plan, which is managed by its employee leasing company.

     2.23  Consents  and  Approvals.  Except for the consent and approval of the
           ------------------------
partners of Whitco, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Whitco of this Agreement and
(ii) the consummation by Whitco of the Security Exchange and of all other transactions contemplated hereby.

     2.24  Finder's  Fees. Whitco knows of no person who rendered any service in
           -------------
connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Security Exchange and the other transactions contemplated hereby, except for Keating Investments, LLC which will receive 200,000 shares of Wentworth Common Stock as a fee in connection with the Security Exchange.

     2.25  Employee Matters. No employees of Whitco are on strike or to the best
           ----------------
of Whitco's knowledge threatening any strike or work stoppage. Whitco does not have any obligations under any collective bargaining or labor union agreements, nor is Whitco involved in any material controversy with any of its employees or
any organization representing any of its employees.   Whitco believes its
relationships with its employees are good.

     2.26  Disclosure.  None of the information supplied or to be supplied by or
           ----------
about Whitco herein or for inclusion or incorporation by reference in any information to be supplied to holders of Wentworth Common Stock concerning the Security Exchange contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     2.27  Actions  Prior  to Closing. From the date hereof through the Closing,
           ------------------------
Whitco shall not, other than in the ordinary course of business, consistent with past practice, without due consent of Wentworth:

          (a) sell, lease, assign, transfer or otherwise dispose of any material assets, including cash;

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

          (b) incur or agree to assume or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

          (c)  make  any  material  capital  expenditure;

          (d) participate or engage in any discussions or negotiations with any person regarding, or enter into any transaction concerning, a merger, stock exchange or consolidation, other than with the other parties hereto, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, assets or units, or other securities convertible into equity, or make any material change in the present method of conducting business;

          (e) declare or pay any dividends or make any other distribution (whether in cash or property) on any of its partnership units (except that Whitco shall be entitled to make distributions to its partners sufficient to allow them to pay income taxes on Whitco's taxable income passed through to them, consistent with past practices), or purchase, redeem, retire or otherwise acquire for value any partnership units or warrants or options, whether now or hereafter outstanding;

          (f) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this letter of intent;

          (g) make any amendment to its Application for Registered Limited Liability Partnership;

          (h) enter into or amend any employment agreements or increase the salary or bonus of any existing employee;

          (i) enter into any new material agreement or be or become liable under any new material agreement for the lease, hire or use of any real or personal property;

          (j) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property, assets, income or profits, whether now owned or hereafter acquired; or

          (k)  enter  into  any commitment with respect to any of the foregoing.

3.     Representations,  Warranties  and  Covenants  of  Wentworth.  Wentworth
       -----------------------------------------------------------
represents, warrants and covenants as follows, except to the extent set forth in the Schedule of Exceptions in the form of Schedule B annexed hereto and
                                              ----------
made  part  hereof  ("Wentworth  Schedule  of  Exceptions"):

     3.1 Organization; Capitalization. Wentworth is a duly organized and validly
          ----------------------------
     existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 40,000,000 shares of Wentworth Common Stock and 10,000,000 shares of Wentworth Preferred Stock. On the Effective Date, there will be issued and outstanding no more than 200,000 shares

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of  Wentworth Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. On the Effective Date, there will be issued and outstanding no shares of Wentworth Preferred Stock. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire Wentworth Shares or any issued or outstanding securities of any nature convertible into Wentworth Shares other than the 200,000 shares of Wentworth Common Stock which are currently outstanding. There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any Wentworth Shares.

     3.2  Binding  Agreement.  This  Agreement and the transactions contemplated
          ------------------
hereby have been duly approved by the Board of Directors of Wentworth. This Agreement has been duly executed and delivered by Wentworth and constitutes the legal, valid and binding obligation of Wentworth enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 Recent Business Operations. The business of Wentworth and the Wentworth
          --------------------------
Subsidiaries (as hereinafter defined), since their respective incorporation, has been limited to the search for an acquisition or merger partner and certain transactions described in its filings with the Commission (the "SEC Filings"), and except for transactions described in the SEC Filings, Wentworth and the Wentworth Subsidiaries have not engaged in any other business since their respective incorporation.

     3.4  Foreign  Qualifications.  Wentworth is, and on the Effective Date will
          ----------------------
be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of Wentworth does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

     3.5  Subsidiaries.  Wentworth  has, and on the Effective Date will have, no
          ------------
subsidiaries.

     3.6 Financial Statements. The financial statements of Wentworth, consisting
         --------------------
of its Balance Sheets, Statement of Operations, Statement of Stockholders' Equity and Statement of Cash Flows, all as at or for periods ending September 30, 2002, and all together with accompanying notes, if any, are complete and correct in all material respects, present fairly the financial position of Wentworth, the results of operations and changes in financial position for the period covered thereby, and were prepared in accordance with generally accepted accounting principles consistently applied, and have been adjusted for all normal and recurring accruals. All the financial statements referenced herein regarding Wentworth are collectively referred to as the "Wentworth Financial Statements", all of which have been delivered to Whitco and are true, correct and complete in all material respects.

     3.7 No Adverse Changes. There has not been, and on the Effective Date there
         ------------------
will not have been, any material change in the financial condition of Wentworth and the Wentworth Subsidiaries from that set forth in the Wentworth Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses and liabilities relating to this Agreement.

     3.8  Liabilities.  There  are,  and  on  the  Effective  Date  will  be, no
         -----------
liabilities (including, but not limited to, tax liabilities) of, or claims against, Wentworth (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the Wentworth Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of Wentworth's business or taxes incurred on earnings since September 30, 2002.

     3.9  Tax  Returns.  All  Federal,  state,  county and local income, excise,
           -----------
property or other tax returns required to be filed by Wentworth have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefore has been provided for in the Wentworth Financial Statements.

     3.10  Assets.  Wentworth  have,  and  on  the  Effective Date will have, no
           ------
fixtures, furniture, equipment, inventory, accounts receivable or other assets.

     3.11  Material  Contracts.  Wentworth  each have, and on the Effective Date
           ------------------
will have, no material contracts to which it is, or on the Effective Date will be, a party, except as described in the Wentworth Financial Statements.

     3.12  No  Conflicts.  The  execution  and  delivery  by  Wentworth  of this
           ------------
Agreement, the consummation and performance of the transactions herein contemplated and compliance with the terms of this Agreement by Wentworth will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Wentworth is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation or the bylaws of Wentworth, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Wentworth or any of its business or properties.

     3.13 Legal Proceedings. There are, and on the Effective Date there will be,
          -----------------
no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to Wentworth's knowledge threatened, against Wentworth, including, but not limited to any shareholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to Wentworth's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against Wentworth. Wentworth is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Wentworth.

     3.14  Certain  Transactions.  Other  than  as disclosed in the SEC Filings,
           --------------------
there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Wentworth; (ii) no loans made to or transactions with any officer or director of Wentworth; (iii) no dividends or other distributions declared or paid by Wentworth; and (iv) no purchase by Wentworth or any third party of any of the Wentworth Shares.

     3.15  Issuances  of  Securities.  Wentworth  has not, except for the Issued
           -------------------------
Wentworth Shares, issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue, any Wentworth Shares or any options, rights, warrants, or other securities convertible into Wentworth Shares, except as contemplated by this Agreement.

     3.16  Intellectual Property. Wentworth has no patents, patent applications,
           ---------------------
trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor. Wentworth has no knowledge of any infringements by Wentworth of any third party's intellectual property.

     3.17  Compliance  with  Laws. Wentworth has, and on the Effective Date will
           --------------------
have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property. To the best of its knowledge, Wentworth is not in violation of any Federal, state or local environmental law or regulation.

     3.18  Related  Party  Transactions.  On the Effective Date there will be no
           --------------------------
loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding between (i) Wentworth or (ii) any officer or director of Wentworth or any person related to or affiliated with any officer or director of Wentworth.

     3.19  Officers  and Directors. During the past five year period, no current
           ----------------------
officer or director of Wentworth has been the subject of any Bad Event.

     3.20  Employee Benefit Plans. Wentworth has no pension plan, profit sharing
           ----------------------
or similar employee benefit plan.

     3.21  Consents.  Except  for  the  consent  and  approval  of  the Board of
           --------
Directors of Wentworth, the effectiveness of a post-effective amendment to Wentworth's registration statement on Form SB-2, registration number 333-75044 (the "Registration Statement"), delivery of an amended prospectus to all Wentworth shareholders and the waiver by all of Wentworth's shareholders of any rights to rescind their share purchases pursuant to Rule 419 promulgated under the Securities Act of 1933, as amended ("Rule 419") and the filing of Commission Form 8-K, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Wentworth of this Agreement or (ii) the consummation by Wentworth of the Security Exchange and the other transactions contemplated hereby. Wentworth has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     3.22  Finder's  Fees. Wentworth knows of no person who rendered any service
           -------------
in connection with the introduction of the Companies to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Security Exchange and the other transactions contemplated hereby except for Keating Investments, LLC which will receive 200,000 shares of Wentworth Common Stock as a fee in connection with the Security Exchange.

     3.23  Employees.  Wentworth  has  no  employees.
            ---------

     3.24  Rule 419. Wentworth's initial public offering of securities was
           ---------
conducted in full compliance with all applicable securities laws and regulations, including without limitation, all the requirements of Rule 419.

     3.25     Disclosure.  None of the information supplied or to be supplied by
              ----------
or about Wentworth to Whitco concerning the Security Exchange contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.26  Registration.  The  Wentworth  Common  Stock  is,  and  at  the
           ------------
Effective Date will be, validly registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

4.     Representations  to  Survive  Closing.  All  of  the  representations,
       -------------------------------------
covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of Wentworth or Whitco pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of one (1) year from the Effective Date.

5.     Exchange  of  Securities.
       -------------------------

     5.1  Whitco  Partners'  Exchange  of  Units.
          --------------------------------------
Upon  the  terms and subject to the conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, the Whitco Partners hereby agree to convey, transfer, assign and deliver to Wentworth, and Wentworth hereby agrees to acquire from the Whitco Partners, on the Closing Date, all of the rights, title and interest of the Whitco Partners in and to the Units. The number of Units to be delivered by each Whitco Partner is set forth opposite such Whitco Partner's name on Annex A
                                                                         -------
hereto.

     5.2  Wentworth  Exchange  of  Shares.
           -------------------------------
Upon the terms and subject to the conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, Wentworth hereby agrees to issue the Wentworth Exchange Shares to the

Whitco Partners on the Closing Date and the Whitco Partners hereby agree to so acquire the Wentworth Exchange Shares from Wentworth. The Wentworth Exchange Shares shall be delivered to the Whitco Partners on a pro rata basis as set forth on Annex A, in accordance with the formula set forth below in Section 6.
           -------

6.     Treatment  of  Securities  of  in  the  Security Exchange.  The terms and
       ---------------------------------------------------------
conditions of the Security Exchange, the mode of carrying the same into effect, and the manner and basis of exchanging the securities of each of Whitco and Wentworth are as follows:

     6.1  Treatment  of  Units.  The  Units  shall be converted by virtue of the
          --------------------
Security Exchange, and at the Effective Date, into an aggregate of 3,800,000 shares of Wentworth Common Stock ("Whitco Shares"), on the basis of 3,350.47217 shares of Wentworth Common Stock for each Unit, without any action on the part of the holders thereof. After the Effective Date, each holder of Units prior to the Security Exchange shall be entitled, upon surrender, to receive from Wentworth a certificate representing the number of shares of Wentworth Common Stock to which such holder shall be entitled, which certificate shall contain any appropriate restrictive legend concerning the resale of such Wentworth Common Stock. Until so surrendered, any outstanding certificates or other documentation which, prior to the Effective Date, represented Units, shall be deemed for all corporate purposes to evidence ownership of Wentworth Common Stock into which such Units shall have been exchanged. Upon exchange, any fractional Wentworth Common Stock resulting from exchange shall be rounded up to the next highest whole number.

     6.2  Treatment  of  Option  Units.  The  Option  Units shall be replaced at
          ----------------------------
closing by options to purchase Wentworth Common Stock on the same basis of conversion as set forth in Section 6.1 above.

     6.3  Treatment  of  Whitco  Convertible  Debentures.  In  the  event  any
           ----------------------------------------------
convertible debentures of Whitco are still outstanding on the Effective Date, such convertible debentures shall be converted into Wentworth Common Stock on the same basis of conversion as set forth in Section 6.1 above.


7.  Conditions  of Obligations of Wentworth. The obligation of Wentworth to
    ----------------------------------------
consummate the Security Exchange is subject to the following conditions prior to the Effective Date:

     7.1  Compliance  with  Representations  and  Warranties. Whitco shall be in
          --------------------------------------------------
compliance with its representations, warranties and covenants contained herein in all material respects, and Wentworth shall receive from Whitco certificates to such effect from the President of Whitco as of the Effective Date.

     7.2  Losses.  Whitco  shall  not  have  suffered a loss on account of fire,
          ------
flood, accident or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

     7.3  No  Material  Transactions.  No  material  transaction shall have been
          ------------------------
entered into by Whitco other than transactions in the ordinary course of business between December 31, 2002 and the Effective Date, other than as referred to in this Agreement or in Schedule A annexed hereto, except with the prior written consent of Wentworth.

     7.4  No Material Adverse Change; Due Diligence. Except as disclosed in this
          -----------------------------------------
Agreement or in the schedules annexed hereto, no material adverse change in the aggregate shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Whitco since September 30, 2002. Additionally, Wentworth shall be satisfied in all material respects with the results of its due diligence investigation of Whitco.

     7.5 Disposition of Assets. None of the properties or assets of Whitco shall
          ---------------------
have been sold or otherwise disposed of other than in the ordinary course of business in accordance with past practice during such period, except with the prior written consent of Wentworth.

     7.6  Conditions.  Whitco  shall  have  performed  and  complied  with  the
          ----------
provisions and conditions of this Agreement on its part to be performed and complied with.

     7.7  Filings and Approvals. All applicable filings and regulatory approvals
          ---------------------
required to be made or obtained by Whitco have been made or obtained.

     7.8  Partner  Approvals.  This  Agreement and the transactions contemplated
          -----------------
hereby shall have been approved by appropriate action of the general partner and the other Partners, as required, of Whitco and resolutions to that effect in form and substance reasonably satisfactory to Wentworth and its counsel, shall have been delivered to Wentworth.

     7.9  Compliance with Securities Laws. There shall have been full compliance
          -------------------------------
with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Security Exchange.

     7.10  Opinions  of  Counsel.  Wentworth shall have received an opinion from
           -------------------
counsel to Whitco in form and substance reasonably satisfactory to Wentworth's counsel.

     7.11  Investment  Representation. Whitco shall have obtained an instrument,
           -------------------------
in the form annexed hereto as Exhibit A, from the Whitco Partners, including a
                              ---------
representation that the shares of Wentworth Common Stock being acquired as a result of the transactions contemplated by this Agreement are being acquired for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended.

     Compliance with the provisions of this Section 7 shall be evidenced by the certificate of the President and Secretary of Whitco.

8.     Conditions  of  Obligations  of  Whitco  and  the  Whitco  Partners.  The
       -------------------------------------------------------------------
obligations of Whitco and the Whitco Partners to consummate the Security Exchange are subject to the following conditions prior to the Effective Date:

     8.1  Compliance  with Representations and Warranties. Wentworth shall be in
          ------------------------------------------------
compliance with its representations, warranties and covenants contained herein, and Whitco shall have received from Wentworth a certificate to such effect from its President as of the Effective Date.

     8.2  Losses. Wentworth shall not have suffered any loss on account of fire,
          ------
flood, accident or other calamity of such a character as to interfere materially with the continuous operation of its business or materially adversely affect its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

     8.3  No  Material  Transactions.  No  material transactions shall have been
          ------------------------
entered into by Wentworth, other than transactions in the ordinary course of business, since September 30, 2002, other than as referred to in this Agreement or in connection herewith, except with the prior written consent of Whitco.

     8.4  No  Material Adverse Change; Due Diligence. No material adverse change
          -----------------------------------------
shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Wentworth since September 30, 2002, other than as referred to in this Agreement. Additionally, Whitco shall be satisfied in all material respects with the results of its due diligence investigation of Wentworth.

     8.5 Disposal of Assets. None of the properties or assets of Wentworth shall
          ------------------
have been sold or otherwise disposed of, other than in the ordinary course of business since September 30, 2002, except with the written consent of Whitco.

     8.6 Compliance with Conditions. Wentworth shall have performed and complied
          --------------------------
with the provisions and conditions of this Agreement on its part to be performed and complied with.

     8.7     Filings and Approvals.  All applicable filings required to be made
             ---------------------
and regulatory approvals, as well as any other third party approvals, obtained by Wentworth have been made or obtained. In particular, but not by way of limitation, Wentworth shall have caused to become effective the Registration
Statement pursuant to Rule 419, offering each shareholder of Wentworth an opportunity to rescind their share purchases, and no such shareholder shall have so rescinded by the end of the time period required by Rule 419.

     8.8     Board  Resignations.  Wentworth  shall  have  held a meeting of its
             -------------------
Board of Directors at which meeting all of its directors except one (to be chosen by Wentworth) shall have resigned seriatim and the persons designated by Whitco shall have been elected as directors of Wentworth, all subject to the consummation of the Security Exchange.

     8.9     Opinions.  Whitco  shall  have  received  opinions  from counsel to
             --------
Wentworth  in  form  and  substance reasonably satisfactory to Whitco's counsel.

     Compliance with the provisions of this Section 8 shall be evidenced by the certificates of the respective Presidents and Secretaries of Wentworth to be delivered at Closing.

9.     Post  Closing  Covenants.
       ------------------------

     9.1 Amendment of Wentworth Certificate of Incorporation. Promptly following
         ---------------------------------------------------
the Closing, Wentworth shall prepare and file preliminary proxy materials to be sent to the shareholders of Wentworth and call a special meeting of the shareholders of Wentworth (the "Special Meeting") to be held as soon as practicable after the Closing, for the purpose of amending Wentworth's Certificate of Incorporation to change its corporate name to Catalyst Lighting Group, Inc. and such other matters as Wentworth shall deem appropriate. Wentworth shall use its best efforts to promptly and substantively respond to any Commission comments to such preliminary proxy materials and to file with the Commission and mail to Wentworth shareholders definitive proxy materials as soon as practicable thereafter.

10.     Covenants  of  Principal  Shareholders  of  Wentworth.
        -----------------------------------------------------

      10.1 Amendment of Wentworth Certificate of Incorporation. Kevin R. Keating
            ----------------------------------------------------
("Keating") and Spencer I. Browne ("Browne") each agrees that he will vote all shares of Wentworth capital stock beneficially owned or controlled by him at the Special Meeting in favor of the amendment of Wentworth's Certificate of Incorporation to change its corporate name to Catalyst Lighting Group, Inc.

      10.2 Election  of  Directors.  Keating  and Browne each agrees that, for a
           -----------------------
period of twelve months following the Closing, he will vote all shares of Wentworth capital stock beneficially owned or controlled by him in favor of the election of four persons chosen by Dennis H. Depenbusch, and reasonably acceptable to the Wentworth Board of Directors, as members of the Board of Directors of Wentworth. The persons initially chosen by Dennis H. Depenbusch to be elected as a member of the Board of Directors of Wentworth, and who are acceptable to the Wentworth Board of Directors, are Mary Titus, Henry Glover, Tracy B. Taylor and Dennis H. Depenbusch.

     11.  Abandonment. This Agreement and the Security Exchange may be abandoned
          -----------
(a) by any of the Companies, acting by its Board of Directors or general partner, as applicable, by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Security Exchange is subject, or (b) by the consent of all the Companies, acting each by its Board of Directors or general partner, as applicable, at any time prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Companies, their respective Boards of Directors or managing partner or any other party to this Agreement.

     12.  Closing  or  Termination.  In  the event the Closing of this Agreement
           ------------------------
shall not take place due to failure of any condition of Closing required herein, then any party shall have the right to terminate this Agreement, in which event no party shall have any further right or obligation as against any other. If Whitco shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of Wentworth, Whitco shall pay to Wentworth a break-up fee of $25,000 in cash. If Wentworth shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of Whitco, Wentworth shall pay to Whitco a break-up fee of $25,000 in cash.

     13.  Delivery  of  Corporate  Proceedings  of  Wentworth.  At  the Closing,
          -----------------------------------------------
Wentworth shall deliver to counsel for Whitco the originals of all of the corporate proceedings of Wentworth, duly certified by its Secretary, relating to this Agreement.

     14.  Delivery  of Partnership Proceedings of Whitco. At the Closing, Whitco
           ----------------------------------------------
shall deliver to counsel for Wentworth the originals of all of the partnership proceedings of Whitco, duly certified by its Secretary, relating to this Agreement.

     15. Limitation of Liability. The representations and warranties made by any
          -----------------------
party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever.

     16.  Further Instruments and Actions. Each party shall deliver such further
          -------------------------------
instruments and take such further action as may be reasonably requested by any other in order to carry out the intent and purposes of this Agreement.

     17.  Governing Law. This Agreement is being delivered and is intended to be
          -------------
performed in the State of Texas, and shall be construed and enforced in accordance with the laws of such state, without regard to conflicts of laws thereof.

     18. Notices. All notices or other communications to be sent by any party to
         -------
this Agreement to any other party to this Agreement shall be sent by certified mail, personal delivery or nationwide overnight courier to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

     19. Binding Agreement. This Agreement represents the entire agreement among
         -----------------
the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

     20.  Counterparts.  This  Agreement may be executed in counterparts, all of
         ------------
which, when taken together, shall constitute the entire Agreement.

     21.  Severability.  The provisions of this Agreement shall be severable, so
         ------------
that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

     22.  Joint  Drafting.  This  Agreement shall be deemed to have been drafted
         --------------
jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

     23.  Reliance on Certificates. In rendering any opinion referred to herein,
         ------------------------
counsel for the parties hereto may rely, as to any factual matters involved in their respective opinions, on certificates of public officials and of corporate and company officers, and on such other evidence as such counsel may reasonably deem appropriate and, as to the matters governed by the laws of jurisdictions other than the United States or the States of Delaware and Texas, an opinion of local counsel in such other jurisdiction(s), which counsel shall be satisfactory to the other parties in the exercise of their reasonable discretion.

     24.  Public  Announcements.  All  parties  hereto  agree  that  any  public
         --------------------
announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the parties hereto.

     25.  Consent.  Whenever  consent  is  required  to  be  given by any of the
          -------
Companies to
any of the other Companies hereunder in connection with any matter contemplated hereby, such consent shall not be unreasonably withheld, delayed or conditioned.

     26.     Assignment.  Neither this Agreement nor any right or obligation
             ----------
hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any party without the express written consent of the other party hereto and any such attempted assignment shall be void and unenforceable; provided, however, that, notwithstanding the foregoing, Whitco may, at any time
--------  -------
prior to or after the Closing, transfer or assign this Agreement or any right or obligation hereunder to a limited partnership (the "LP") wherein all of the Whitco Partners and option holders of Whitco are partners and option holders of the LP, owning and having the right to own substantially the same proportion of partnership units in the LP as they currently own in Whitco. In conjunction with such assignment to an LP, any Whitco Partner may assign all or any portion of any LLP Units owned by such Whitco Partner to a limited liability company serving as the general partner of the LP.

     IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                         WENTWORTH  III,  INC.,
                         a  Delaware  corporation


                         By:
                           _______________________________________
                         Kevin  R.  Keating,  President

                         WHITCO COMPANY, L.L.P., a Texas limited liability partnership


                         By:
                         _________________________________________
                         Dennis  H.  Depenbusch,  Managing  Member

                         THE  WHITCO  PARTNERS:

                         _________________________________________
                         Celestine  C.  Depenbusch


                         JUNE  M.  OCHSNER  REVOCABLE  TRUST


                         By:  __________________________________
                         Name:
                         Title:

                         LARRY  D.  DOSKOCIL  LIVING  TRUST


                         By:  _________________________________
                         Name:
                         Title:

                         JOHN  M.  AND  JACQUELINE  N.
                         MIDDLEKAMP,  JTWROS


                         By:  _________________________________
                         Name:
                         Title:


                         DENNIS  H.  DEPENBUSCH  REVOCABLE
                         TRUST


                         By:  _________________________________
                         Name:
                         Title:



As to the provisions of Section 10 of the Securities
Exchange Agreement:


_______________________________
KEVIN R. KEATING


_______________________________
SPENCER I. BROWNE

Schedule A     Whitco Schedule of Exceptions

Schedule B     Wentworth Schedule of Exceptions

Annex A        Whitco Partners

Exhibit A      Investment Representation








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                                   SCHEDULE A


Section 2.4-  1.    Approval of A.M. Rhyne LP, Jacqueline Middlekamp and Kip
                    Pritchard required to convert to limited partnership.
              2.    Approval from PNC Bank is required.

Section 2.9- We have spent in the aggregate more than $100,000 for the development of our sport lighting fixture division. All such expenditures appear on the Financial Statements.

Section 2.14- We are in default as to covenants of the loan agreement with PNC Bank relating to tangible net worth, debt ratio and cash flow coverage.

Section 2.18- We are in the process of trademarking both the Catalyst Lighting Group and its logo and Whitco. No final approval has been granted by the PTO.

Section 2.23-       Approval from PNC Bank is required

Section 2.27- As previously disclosed to Wentworth, we have had conversations with Qualite Sports Lighting regarding their potential acquisition by Whitco.


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                                   SCHEDULE B

None.

















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                                     ANNEX A
                                                     Number of Shares
                                                     of Wentworth Common Stock
Partner                          Partnership Units   to be received at closing
--------                        -------------------  -------------------------
Dennis H. Depenbusch                   1                    3,350

June M. Ochsner Revocable Trust     33.33                 111,671

Larry D. Doskocil Living Trust     204.45                 685,004

Celestine C. Depenbusch            140.89                 472,048

John M. and Jacqueline N.
Middlekamp, JTWROS                  33.33                 111,671

Dennis H. Depenbusch

Revocable Trust                    479.82               1,607,624









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                                    EXHIBIT A
[to come]










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